Exhibit 5.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 of our reports dated March 22, 2016, relating to the consolidated financial statements of Alexco Resource Corp. (the “Company”), appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015.

signed “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Vancouver, BC

July 29, 2016

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Vancouver, Canada, V5T 2K6

T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.